EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan,
(5)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus, and
(6)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;
(7)	Registration Statement (Form S-3 No. 333-166167) and related Prospectus;

of our reports dated March 7, 2011, with respect to the consolidated financial statements of Tejon Ranch Co. and Subsidiaries, and the effectiveness of internal control over financial reporting of Tejon Ranch Co. and Subsidiaries, and of our report dated March 3, 2011 with respect to the financial statements of Petro Travel Plaza Holdings LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 7, 2011

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